UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022 (December 19, 2022)

ICONIC SPORTS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-40953 (Commission File Number)	98-1596288 (I.R.S. Employer Identification No.)

190 Elgin Avenue George Town, Grand Cayman Cayman Islands (Address of principal executive offices)		KY1-9008 (Zip Code)

+44 (0) 2703 93702

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ICNC.U	New York Stock Exchange
Class A ordinary shares included as part of the Units	ICNC	New York Stock Exchange
Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ICNC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 19, 2022, Eagle Football Holdings Limited (“Eagle Football”), a London-based group with interests in English Premier League club, Crystal Palace, Brazilian Serie A club, Botafogo, and Belgian First Division B club, RWD Molenbeek, acquired a significant controlling stake in French Ligue 1 club, Olympique Lyonnais. In connection with such acquisition, Iconic Sports Eagle Investment LLC (“Iconic Eagle”), an affiliate of Iconic Sports Management LLC (the “Sponsor”), which is the sponsor of Iconic Sports Acquisition Corp. (the “Company”), made a strategic $75 million equity investment in Eagle Football. The Sponsor is owned directly or indirectly by James G. Dinan (a member of the Company’s Board of Directors), Alexander Knaster (a member of the Company’s Board of Directors), Edward Eisler and Tifosy SponsorCo LLC, an affiliate of Tifosy Capital & Advisory.

In connection with such investment, Iconic Eagle entered into agreements with various parties, including Eagle Football. Such agreements provide that the Company may enter into a business combination with Eagle Football for a valuation of approximately $1.2 billion. The Company is not a party to any of these agreements. There is no assurance that an agreement with respect to such transaction will be entered into, and even if entered into, that a transaction contemplated thereby would be consummated. Any such transaction would be subject to, among other things, (i) additional financing on acceptable terms; (ii) the approval of the board of the Company; (iii) the separate approval of the Company’s shareholders; (iv) the ability to satisfy the requirements of the United States Securities and Exchange Commission (the “SEC”) for the offering of securities and the solicitation of votes; (v) any regulatory approvals; and (vi) the satisfaction of continued stock exchange listing requirements.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to the conditions enumerate above and other factors discussed in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed or to be filed with the SEC. These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this Current Report on Form 8-K may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2022	ICONIC SPORTS ACQUISITION CORP.

		By:	/s/ Fausto Zanetton
		Name:	Fausto Zanetton
		Title:	Chief Financial Officer and Co-Chief Executive Officer

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